UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2017

SELECTA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way

Watertown, MA 02472

(Address of principal executive offices) (Zip Code)

(617) 923-1400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2017, Selecta Biosciences, Inc. (the “Company”) entered into an open market sale agreement (the “Sale Agreement”) with Jefferies LLC (“Jefferies”) to sell shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with aggregate gross sales proceeds of up to $50,000,000, from time to time, through an “at the market offering” program under which Jefferies will act as sales agent. The shares of Common Stock sold pursuant to the Sale Agreement will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-219900) and related prospectus supplement, each filed on August 11, 2017 with the Securities and Exchange Commission.

Under the Sale Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sale Agreement, Jefferies may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NASDAQ Global Market or any other existing trading market for the Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. If the Company and Jefferies so agree, Jefferies may act as principal in connection with the sale of shares under the Sale Agreement. The Company will pay Jefferies a commission of up to 3.00% of the gross sales proceeds of any shares of Common Stock sold through Jefferies under the Sale Agreement, and also has provided Jefferies with customary indemnification rights. The Sale Agreement may be terminated by the Company upon prior notice to Jefferies or by Jefferies upon prior notice to the Company, or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The foregoing description of the material terms of the Sale Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1#	Open Market Sale Agreement, dated as of August 11, 2017, by and between Selecta Biosciences, Inc. and Jefferies LLC.

#                 The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to the Company, Jefferies or the transactions described in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: August 11, 2017	By:	/s/ Werner Cautreels, Ph.D.
Werner Cautreels, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1#	Open Market Sale Agreement, dated as of August 11, 2017, by and between Selecta Biosciences, Inc. and Jefferies LLC.

#                 The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to the Company, Jefferies or the transactions described in this Current Report on Form 8-K.